EXHIBIT 99.8

WMALT 2005-7

Preliminary Structure – Paydown Rules (As of 07/25/05)

Group 1

1.      Pay Class 1A1 its priority amount until retired.

2.      Pay until Class 1A4, Class 1A2, Class 1A5, Class 1A6 and Class 1A7 are retired.

a.       Pay Class 1A4 and Class 1A2 pro-rata in the aggregate to schedule until retired.

b.      Pay Class 1A5, Class 1A6 and Class 1A7 pro-rata until retired.

c.       Pay Class 1A4 and Class 1A2 pro-rata until retired.

3.      Pay Class 1A8 until retired.

4.      Pay Class 1A1 until retired.

Collateral:  30 YR Jumbo ALT-A.

Size:  ~$150mm

Passthru Rate:  5.50%

Pricing Speed:  100% PPC (8 -> 20 CPR / 12 months)

NAS Bonds:   Class 1A1.  Locked out of scheduled and prepay for 60

months. The priority fraction is (Balance of Total NAS / Total Non-PO Balance).  This is the same NAS as in the WMALT 2005-1 deal.

Super-NAS:  None.

Z-Bonds:  None.

AAA Support:  None.

Floaters:   For Class 1A2: Rate = 1_Mo_LIBOR plus 0.45, Floor = 0.45%, Hard Cap = 5.50%, Cap Corroder to 9.5%.  The initial coupon is 3.91%.  Zero day delay.

For Class 1A6: Rate = 1_Mo_LIBOR plus 1.40, Floor = 1.40%, Hard Cap = 5.50%.  The initial coupon is 4.86%.  Zero day delay.

Inverse IO:  For Class 1A3: Rate = 5.05 minus 1_Mo_LIBOR.  Floor = 0.0%,

Cap = 5.05%.  Notional balance follows Class 1A2.  The initial coupon is 1.59%.  Zero day delay.

Inverse Floater:  For Class 1A7: Rate = 50.59995226 - (1_Mo_LIBOR * 10.99998836).  Floor = 0.0%, Cap = 50.59995226%.  The initial coupon is 12.53999254%.  Zero day delay.

Cap Contract:  For Class 1A2: The Cap contract was generated at 75% of PPC and will extend the expected life of the bond.  The cap contract will be in effect through the January 25, 2014 pay date.  The lower strike will be 5.05% and the upper strike will be 9.05%.  The cap of the floater in any given period will be 9.50%.  The cap contract is for Class 1A2 and will not be available for Class 1A3.  The notional balance of the cap contract will never exceed the balance of Class 1A2.  The cap contract will accrue on a 30/360 basis.  The cap counterparty is currently unknown.

Init LIBOR:  3.46% for all floating rate classes.

Notes

Closing date:      8/30/2005

Accrual date:    8/01/2005

Floater accrual date:  8/25/2005

First pay date:    9/25/2005

Clean-up call:       10%